UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2013

REGENCY ENERGY PARTNERS LP

(Exact name of registrant as specified in Charter)

Delaware	001-35262	16-1731691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2001 Bryan Street, Suite 3700 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 750-1771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On December 22, 2013, Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), Hoover Energy Partners, L.P., a Delaware limited partnership (“HEP”), and Regency HEP LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Regency Sub”), entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which HEP has agreed to contribute to the Regency Sub (the “Contribution”) all of the issued and outstanding membership interests in (i) Hoover Energy Texas LLC, (ii) Hoover Energy Texas Crude LLC, (iii) Hoover Pecos River Limited Partner LLC and (iv) Hoover Pecos River General Partner LLC, all Texas limited liability companies (collectively, the “Subject Interests”). The assets held and operated by the Subject Interests collectively comprise substantially all of HEP’s business, which includes crude oil gathering, transportation and terminaling, condensate handling, natural gas gathering, treating and processing, and water gathering and disposal services in the Southern Delaware Basin in West Texas (the “HEP Business”).

The contribution consideration to be paid by the Partnership in exchange for the Contribution is valued at approximately $290 million and will consist of (1) the issuance of 4,040,471 common units of the Partnership (the “Common Units”) to HEP and (2) the distribution of $192 million in cash to HEP. The contribution consideration is subject to customary closing adjustments. A portion of the contribution consideration will be held in escrow as security for certain indemnification claims. The cash portion of the purchase price is intended to be financed by the Partnership through borrowings under the Partnership’s revolving credit facility.

The Contribution Agreement contains representations, warranties, covenants and indemnification provisions that are typical for transactions of this nature. Completion of the transactions contemplated by the Contribution Agreement are subject to customary closing conditions, including receipt of antitrust clearance.

At the closing of the transactions contemplated by the Contribution Agreement, the parties will enter into, among others, the following ancillary agreements (the copies or terms of which are attached as exhibits to the Contribution Agreement):

•	A registration rights agreement between HEP and the Partnership. Under the registration rights agreement, the Partnership will grant to HEP certain registration rights, including rights to cause the Partnership to file with the Securities and Exchange Commission (“SEC”) a shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to resales of the Common Units to be acquired by HEP under the Contribution Agreement and will also contain certain “piggyback” rights. It will also contain customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities.

•	HEP and certain of its executive officers will enter into Non-Competition Agreements with the Partnership pursuant to which they will agree not to engage in certain specified competitive activities for specified periods after the closing of the transaction.

The foregoing summaries of the Contribution Agreement and the other documents described above do not purport to be complete, and are qualified in their entirety by reference to the definitive Contribution Agreement and the exhibits thereto filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 23, 2013, the Partnership issued a press release announcing its entry into the Contribution Agreement, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

A copy of the press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section. Neither the information contained in this Section 7.01 nor the information in the press release shall be deemed to be incorporated by reference into the filings of the Partnership under the Securities Act, except as set forth with respect thereto in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description

Exhibit 2.1*	Contribution Agreement, dated as of December 22, 2013, by and among Regency Energy Partners LP, Regency HEP LLC, and Hoover Energy Partners, L.P., together with related exhibits.

Exhibit 99.1	Regency Energy Partners LP Press Release dated December 23, 2013.

*	The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner

Date: December 23, 2013	By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1*	Contribution Agreement, dated as of December 22, 2013, by and among Regency Energy Partners LP, Regency HEP LLC, and Hoover Energy Partners, L.P., together with related exhibits.

Exhibit 99.1	Regency Energy Partners LP Press Release dated December 23, 2013.

*	The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.